Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY COMPANY ANNOUNCES
CASH TENDER OFFER FOR ANY AND ALL OF ITS 6.125% SENIOR NOTES DUE 2022 AND UP TO $130.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 5.000% SENIOR NOTES DUE 2024 AND RELATED SOLICITATION OF CONSENT

DENVER, CO – June 9, 2021 – SM Energy Company (“SM Energy”) (NYSE: SM) today announced that it has commenced cash tender offers to purchase (the “Offers”) (i) any and all of its outstanding 6.125% Senior Notes due 2022 (CUSIP No. 78454L AK6) (the “2022 Notes”), and (ii) up to an aggregate principal amount not to exceed $130,000,000 (as it may be modified by SM Energy, the “Tender Cap”), of its outstanding 5.000% Senior Notes due 2024 (CUSIP No. 78454L AH3) (the “2024 Notes” and, together with the 2022 Notes, the “Notes”), subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 9, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and related solicitation of consents (the “Consent Solicitation” and, together with the Offers, the “Tender Offer”) from holders of the 2022 Notes to certain proposed amendments to the indenture governing the 2022 Notes (the “Consents”).

The following table sets forth certain terms of the Tender Offer:

Title of Notes	CUSIP Numbers / ISIN	Aggregate Principal Amount Outstanding(1)	Tender Cap	Tender Offer Consideration(2)(3)	Early Tender Premium(2)	Total Consideration(2)(3)(4)
6.125% Senior Notes due 2022	78454L AK6 US78454LAK61	$212,403,000	N/A	$973.25	$30.00	$1,003.25
5.000% Senior Notes due 2024	78454L AH3 US78454LAH33	$277,034,000	$130,000,000	$970.00	$30.00	$1,000.00

(1)	As of the date of this press release.

(2)	Dollars per $1,000 aggregate principal amount of Notes.

(3)	Holders will also receive accrued and unpaid interest from the applicable last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Includes, with respect to the 2022 Notes, a payment for the Consents. No separate Consent payment or fee is being offered or will be paid to Holders of 2024 Notes in the Consent Solicitation.

(4)	Includes the Early Tender Premium and, with respect to the 2022 Notes, a payment for Consents.

The Tender Offer will expire at 11:59 P.M., New York City time, on July 7, 2021, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders who validly tender their Notes, if applicable, prior to 5:00 p.m., New York City time, on June 22, 2021, unless such date is extended or earlier terminated (the “Early Tender Date”), will be eligible to receive the “Total Consideration” set forth in the table above for each $1,000 principal amount of Notes. The Total Consideration includes the “Early Tender Premium” set forth in the table above, which includes a consent payment related to the 2022 Notes. Holders who validly tender their Notes after the Early Tender Date, but on or prior to the Expiration Date, and do not validly withdraw such Notes, will only be eligible to receive the “Tender Offer Consideration” as set forth in the table above, which does not include the Early Tender Premium. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, holders who validly tender and not validly withdraw Notes and whose Notes are accepted for purchase will receive accrued and unpaid interest, up to, but not including, the applicable settlement date. The settlement date with respect to all Notes validly tendered prior to the Early Tender Date and not validly withdrawn and accepted for purchase is expected to be the first business day after the Early Tender Date, or as promptly as practicable thereafter (such date, as the same may be extended, the “Early Settlement Date”). The Early Settlement Date is currently expected to be on June 23, 2021. If the Tender Offer is not fully subscribed as of the Early Settlement Date, the settlement date with respect to all Notes validly tendered after the Early Tender Date, but on or prior to the Expiration Date, and not validly withdrawn, is expected to be on the first business day after the Expiration Date, or promptly thereafter (such date, as the same may be extended, the “Final Settlement Date”). The Final Settlement Date is currently expected to be July 8, 2021.

The Notes tendered at or prior to the Early Tender Date will be accepted for purchase with priority over the Notes tendered after the Early Tender Date, but at or prior to the Expiration Date.

Acceptance for tenders of the 2024 Notes may be subject to proration if the aggregate principal amount of the 2024 Notes validly tendered and not validly withdrawn is greater than the Tender Cap. Furthermore, if the Tender Offer to purchase 2024 Notes is fully subscribed as of the Early Tender Date, holders who validly tender 2024 Notes after the Early Tender Date will not have any of their 2024 Notes accepted for purchase and there will be no Final Settlement Date.

The Company reserves the right, but is under no obligation, to increase the Tender Cap at any time, subject to compliance with applicable law. If the Company increases the Tender Cap, it does not expect to extend the Withdrawal Date, subject to applicable law. Notes validly tendered and Consents validly delivered may not be withdrawn or revoked after 5:00 p.m., New York City time, on June 22, 2021, except as may be required by law.

Holders tendering their 2022 Notes will be deemed to have delivered their Consent to certain proposed amendments to the indentures governing the 2022 Notes, which will eliminate certain covenants with respect to the 2022 Notes, and certain events of default, amend certain other provisions with respect to the 2022 Notes, and reduce the minimum notice of optional redemption required to be given to holders of the 2022 Notes from 30 to 3 business days (the “Proposed Amendments”). Following receipt of Consents of at least a majority in aggregate principal amount of the outstanding 2022 Notes, SM Energy will execute supplemental indentures effecting the Proposed Amendments with respect to such 2022 Notes.

The completion of the Tender Offer is subject to a number of conditions that are set forth in the Offer to Purchase, including, among other things, the successful completion by SM Energy of a new senior debt offering. The Consent Solicitation is conditioned on the receipt of the required Consents to amend and supplement the indenture governing the 2022 Notes and the execution by the applicable parties of the supplemental indenture effecting such amendments. The Tender Offer is not conditioned on any minimum amount of Notes being tendered.

The terms and conditions of the Tender Offer, including SM Energy’s obligation to accept the Notes tendered and pay the purchase price therefor, are set forth in the Offer to Purchase. SM Energy may, at its own discretion, amend, extend or, subject to certain conditions, terminate the Tender Offer.

SM Energy has retained BofA Securities as dealer manager and solicitation agent. Questions regarding the Tender Offer may be directed to BofA Securities at (980) 388-3646 or by e-mail at debt_advisory@bofa.com. For questions concerning delivery by means of the Automated Tender Offer Program and to obtain copies of the Offer to Purchase, please contact the Information Agent, D.F. King & Co., Inc. at (800) 848-2998 (toll-free) and (212) 269-5550 or by e-mail at sm@dfking.com.

This press release does not constitute an offer to purchase or redeem or the solicitation of an offer to sell the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and natural gas liquids in the state of Texas.

SM ENERGY INVESTOR CONTACT:

Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Tender Offer. Such forward-looking statements are based on assumptions and analyses made by SM Energy’s in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the “Risk Factors” section in Part I, Item 1A of SM Energy’s Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.